UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 15, 2006
IDM PHARMA, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-19591	33-0245076
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9 Parker, Suite 100
Irvine, California		92618
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (949) 470-4751
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
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Item 2.05. Costs Associated With Exit or Disposal Activities
SIGNATURES

Item 2.05. Costs Associated With Exit or Disposal Activities.
On December 15, 2006, the board of directors of IDM Pharma, Inc. (“IDM” or the “Company”) authorized an organizational restructuring that is expected to result in a workforce reduction of 20 employees located in the Company’s facility in Paris, France. This organizational restructuring reflects the Company’s commitment to contain expenses, including focusing the Company’s research and development activities primarily on Junovan™ and its collaboration with Sanofi-Aventis for Uvidem, and putting on hold further development of Bexidem and other product candidates until collaborative partners can be found or other funding becomes available.
As a result of the restructuring, the Company expects to incur expenses of approximately $1.1 million to $1.2 million for employee severance-related payments and approximately $100,000 to $200,000 for other related expenses, of which approximately $450,000 is expected to be paid in the quarter ending December 31, 2006. The restructuring is expected to be completed by April 2007, by which time substantially all of the expenditures in connection therewith will have been made.
The foregoing statements include forward-looking statements that reflect management’s current views of future events including statements regarding the charges the Company expects to incur in connection with the organizational restructuring. Actual results may differ materially from the above forward-looking statements due to a number of important factors, including, but not limited to, additional charges not currently contemplated that may be incurred by the Company as a result of, or associated with, the foregoing organizational restructuring. Other risks affecting the company and its drug development programs include whether the company or any of its collaborators will be able to develop pharmaceutical products using the technologies of the company, whether clinical trial results to date are predictive of results of any future clinical trials, risks associated with completing clinical trials of product candidates, risks involved in the regulatory approval process for the company’s product candidates, the possibility that clinical testing may reveal undesirable and unintended side effects or other characteristics that may prevent or limit the commercial use of proposed products; whether the cash resources of the company will be sufficient to fund operations as planned; whether any steps taken by the company to contain costs will in fact result in sufficient reduction in expenses; reliance on key employees, especially senior management; the uncertainty of the company’s future access to capital; the risk that the company may not secure or maintain relationships with collaborators, and the company’s dependence on intellectual property. These factors are more fully discussed in the company’s Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2005 and other periodic reports filed with the SEC. The company expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDM PHARMA, INC.
Date: December 21, 2006	By:	/s/ Jean-Loup Romet-Lemonne
Jean-Loup Romet-Lemonne, M.D.
Chief Executive Officer